EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the 26th day of October 2006 by and between THE MIDLAND COMPANY, an Ohio corporation (the “Corporation”), and the individual whose name appears on the signature page hereof (such individual being referred to herein as the “Indemnified Representative” and collectively with other individuals who may execute substantially similar agreements as the “Indemnified Representatives”), with reference to the following background:

A. The Indemnified Representative currently is serving as a director of the Corporation, and may also be serving as, or may have previously served as, an officer of the Corporation, and in such capacity or capacities, is rendering or has rendered a valuable service to the Corporation.

B. Directors and officers of corporations are being increasingly subjected to expensive and time-consuming litigation and other Proceedings (as hereafter defined), including matters that traditionally would have been brought only against such corporations or their subsidiaries. The Indemnified Representative has been offered the protection afforded by this Agreement from such Proceedings.

C. In recognition of the valuable services provided by the Indemnified Representative, to induce the Indemnified Representative to continue to serve the Corporation and in consideration for such continued service, and to assist in the recruitment of qualified Directors in the future, the Corporation agrees to indemnify as provided in Paragraph 2, and to advance expenses as provided in Paragraph 4, to the Indemnified Representative upon the terms set forth herein. The pledge to indemnify and to advance expenses shall be hereinafter collectively referred to as the “Pledge of Indemnity”.

NOW, THEREFORE, in consideration of the foregoing premises, the Corporation and the Indemnified Representative agree as follows:

1. Agreement to Serve. In consideration of the Corporation’s Pledge of Indemnity, the Indemnified Representative agrees to serve or to continue to serve in the Indemnified Capacity now or in the future; provided, however, that this Agreement shall not be deemed either an employment contract or a commitment to continue to provide services for a defined period. It is expressly understood that the Pledge of Indemnity shall survive the voluntary or involuntary termination of the Indemnified Representative’s service in an Indemnified Capacity.

2. Indemnification.

(a) Except as provided in Section 3, the Corporation shall indemnify the Indemnified Representative against any Liability (as hereafter defined) incurred by the Indemnified Representative in connection with any Proceeding (as hereafter defined) in which the Indemnified Representative may be involved as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in an Indemnified Capacity (as hereafter defined), including, without limitation, any Liability resulting from actual or alleged breach or neglect of duty, error, misstatement or misleading statement, gross negligence, negligence, omission, act or failure to act or act giving rise to strict or products liability, occurring any time during the Indemnified Representative’s service in an Indemnified Capacity. If the Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liability, the Corporation shall indemnify the Indemnified Representative to the maximum extent for such portion of any Liability, with all uncertainties being resolved in favor of broader indemnification.

(b) Notwithstanding the provisions of subsection (a), the Corporation shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Indemnified Representative unless such initiation of or participation in the Proceeding is authorized, either before or after commencement of the Proceeding, by the affirmative vote of a majority of the Board of Directors of the Corporation in office. This subsection (b) does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights granted to the Indemnified Representative by or pursuant to this Agreement.

(c) As used in this Agreement:

(i) “Indemnified Capacity” means any and all past, present or future service by an Indemnified Representative: (A) in one or more capacities as a director, officer or employee of the Corporation, or, at the request of the Corporation while serving as such a director, officer or employee, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise; or (B) in the capacity of an agent of the Corporation if such capacity is designated as an “indemnified capacity” for purposes of this Agreement by the Board of Directors of the Corporation;

(ii) “Liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements) in any way associated with the above, excise tax assessed with respect to an employee benefit plan, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”), rules or orders of the Securities and Exchange Commission or other federal or state acts, rules, notices, orders or regulations; and

(iii) “Proceeding” means any threatened, pending or completed action, suit, appeal, or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders, third parties or otherwise.

3. Exclusions.

(a) The Corporation shall not be liable under Section 2 of this Agreement to make any indemnification payment in connection with any Liability incurred by the Indemnified Representative and arising from acts or failures to act in which the Indemnified Representative failed to act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Any fact, act or omission pertaining to any other director, officer, employee or agent of the Corporation shall not be imputed to the Indemnified Representative hereunder for the purposes of determining the applicability of any exclusion set forth herein.

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under Section 2 of this Agreement.

(d) The Corporation shall not be liable under this Agreement to make any payment if the making of such payment is expressly prohibited by applicable law or has been finally determined in a final adjudication or otherwise to be unlawful.

4. Mandatory Advancement of Expenses. The Corporation shall pay any Liability incurred in good faith by the Indemnified Representative in advance of the final disposition of a Proceeding upon receipt of an undertaking by or on behalf of the Indemnified Representative to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnified Representative is not entitled to be indemnified under Section 2 of this Agreement or otherwise. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance. The advances to be made hereunder shall be paid by the Corporation to or for the benefit of the Indemnified Representative within twenty (20) days following delivery of a written request therefor, accompanied by true and complete copies of invoices therefor, by the Indemnified Representative to the Corporation. Any advances and undertakings to repay pursuant to this Section 4 shall not be secured and shall not bear interest.

5. Indemnification Procedure.

(a) The Indemnified Representative shall use such Indemnified Representative’s best efforts promptly to notify the Secretary of the Corporation of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure so to notify the Corporation shall not relieve the Corporation of any liability which it may have to the Indemnified Representative under this Agreement or otherwise.

(b) The Corporation shall be entitled, upon notice to the Indemnified Representative, to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Indemnified Representative involved in such Proceeding, or a majority of the Indemnified Representatives involved in such Proceeding if there be more than one. If the Corporation notifies the Indemnified Representative of its election to defend the Proceeding, the Corporation shall have no liability for the expenses (including attorneys’ fees) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to such notice, unless any of the following pertain: (i) such expenses (including attorneys’ fees) have been authorized by the Corporation; (ii) the Corporation shall not, in fact, have employed counsel reasonably satisfactory to such Indemnified Representative or such majority of Indemnified Representatives to assume the defense of such Proceeding; or (iii) it shall have been determined pursuant to a final adjudication that the Indemnified Representative was entitled to indemnification for such expenses under this Agreement or otherwise. Notwithstanding the foregoing, the Indemnified Representative may elect to retain counsel at the Indemnified Representative’s own cost and expense to participate in the defense of such Proceeding.

(c) Except with respect to criminal matters and injunctive or other non-monetary relief, the Corporation shall not be required to obtain the consent of the Indemnified Representative to the settlement of any Proceeding which the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnified Representative an unqualified release in respect of all Liabilities at issue in the Proceeding. The Corporation shall not be liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented in writing to such settlement (which consent shall not be unreasonably withheld or delayed).

(d) Upon a payment to the Indemnified Representative under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person for such Liability, and the Indemnified Representative shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Corporation to bring suit to enforce such rights.

6. Discharge of Duty. The Indemnified Representative shall be deemed to have discharged such person’s duty to the Corporation if the Indemnified Representative has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared by:

(a) one or more officers or employees of the Corporation whom the Indemnified Representative reasonably believes to be reliable and competent with respect to the matter presented;

(b) legal counsel, public accountants or other persons as to matters that the Indemnified Representative reasonably believes are within the person’s professional or expert competence; or

(c) a committee of the Board of Directors of the Corporation upon which he does not serve as to matters within its area of designated authority, which committee he reasonably believes to merit confidence.

7. No Restriction of Other Indemnification Rights. The Corporation shall not adopt any amendment, however effected, directly or indirectly by merger, consolidation or otherwise, to its Articles of Incorporation or Regulations, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles of Incorporation, the Regulations, the Ohio Revised Code or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment shall apply only to acts or failure to act occurring entirely after the Effective Date thereof, unless the Indemnitee shall have voted in favor of the amendment as a director or holder of record of the Corporation’s common stock, as the case may be.

8. Merger or Consolidation. In the event that the Corporation shall be a constituent corporation in a merger, consolidation or other reorganization, the Corporation, if it shall not be the surviving, resulting or acquiring corporation therein, shall require, as a condition thereto, that the surviving, resulting, or acquiring corporation agree to indemnify the Indemnitee to the full extent provided in this Agreement and to adopt and assume the Corporation’s obligations under this Agreement. Whether or not the Corporation is the surviving, resulting or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement as he would have with respect to the Corporation if its separate existence had continued.

9. Non-Exclusivity. The indemnification rights granted to the Indemnified Representative pursuant to this Agreement: (a) shall not be deemed exclusive of any other right to which the Indemnified Representative may be entitled under any statute, by-law, certificate or articles of incorporation, limited liability company agreement or operating agreement, agreement, vote of shareholders or directors or otherwise, both as to action in an Indemnified Capacity and in any other capacity; and (b) shall continue as to a person who has ceased to be an Indemnified Representative in respect of matters arising prior to such cessation.

10. Reliance on Provisions. The Indemnified Representative shall be deemed to be acting in such person’s respective official capacity or capacities in reliance upon the rights provided by this Agreement.

11. Insurance. The Corporation shall, as promptly as practicable following the date hereof, obtain and maintain directors and officers’ liability insurance coverage on terms reasonably satisfactory to the Indemnified Representative of at least $500,000 per occurrence, covering, among other things, violations of federal or state securities laws. In all policies of director and officer liability insurance, the Indemnified Representative shall be named as an insured in such a manner as to provide the Indemnified Representative the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors and officers.

12. Severability and Reformation. Any provision of this Agreement which is adjudicated to be invalid or unenforceable in any jurisdiction or under any circumstance shall be ineffective to the extent of such invalidity or unenforceability only and shall be deemed reformed so as to continue to apply to the maximum extent and to provide the maximum indemnification permissible under the applicable law of such jurisdiction. Any such adjudication shall not invalidate or render unenforceable the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

13. Notices. Any notice, claim, request or demand required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or by registered or certified mail, postage prepaid: (a) if to the Corporation, to The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102-2607 or to such other address to which the executive offices of the Corporation may be moved, Attention: Corporate Secretary; or (b) if to any Indemnified Representative, to the address of such Indemnified Representative listed on the signature page hereof; or to such other address as either party hereto shall have specified in a notice duly given in accordance with this Section.

14. Amendments and Binding Effect. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Corporation and the Indemnified Representative. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Indemnified Representative.

15. Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the internal substantive laws of the State of Ohio, without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

16. Gender and Number. Words used herein, regardless of the gender or number specifically used, shall be deemed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context may require.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

THE MIDLAND COMPANY

By:

INDEMNIFIED REPRESENTATIVE

(Signature)
(Printed Name)
Address: